Exhibit 99.1

Kodak Reports Full-Year 2019 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--March 17, 2020--Eastman Kodak Company (NYSE: KODK) today reported financial results for the full year 2019, including revenues of $1.2 billion, continued growth in key product areas and net earnings of $116 million, including the gain on the sale of the Flexographic Packaging Division.

Highlights include:

  Revenues for 2019 of $1.2 billion.
  GAAP net earnings of $116 million for the year ended December 31, 2019.
  Operational EBITDA for the year of $12 million.
  Key product lines achieved strong year-over-year growth for the full year 2019:
    Volume for KODAK SONORA Process Free Plates grew by 22 percent.
    Annuity revenues for the KODAK PROSPER inkjet platform grew by 5 percent.
  The company ended the year with a cash balance of $233 million, flat compared with year-end 2018.
  The company completed the sale of its Flexographic Packaging Division and repaid in full $395 million of its First Lien Term Loans.

“In many ways, 2019 was a transformative year for the creation of One Kodak,” said Jim Continenza, Kodak’s Executive Chairman. “We consolidated our divisional structure, strengthened our financial position and returned our focus to our core print and advanced materials and chemicals businesses. For 2020, we’ll continue to become more customer-centric, launch groundbreaking print products and, most important, focus on generating cash.”

For the year ended December 31, 2019, revenues decreased by approximately $78 million compared with the same period in 2018. Kodak ended the year with a cash balance of $233 million, flat when compared to the December 31, 2018 cash balance.

“We generated positive cash flow in the fourth quarter of 2019 and had breakeven cash flow for the full year 2019,” said David Bullwinkle, Kodak’s CFO. “We also delivered strong performance in our key growth areas of SONORA Process Free Plates and PROSPER inkjet annuities in 2019. Looking forward, we will continue to execute on opportunities to operate more efficiently and grow profitable revenue to achieve our goal of generating cash on a consistent basis.”

Effective January 2020, Kodak changed its organizational structure. Prepress Solutions, formerly part of the Print Systems segment, will operate as a separate segment named the Traditional Printing segment. Electrophotographic Printing Solutions, formerly part of the Print Systems segment, will be combined with the Enterprise Inkjet Systems segment and Kodak Software segment to form the Digital Print segment. The Brand, Imaging and Film segment, except for the licensing of the Kodak brand to third parties, will be combined with the Advanced Materials and 3D Printing segment to form the Advanced Materials and Chemicals segment. The licensing of the Kodak brand to third parties will operate as a separate segment named the Brand segment. The Eastman Business Park segment will no longer be a reportable segment.

Revenue and Operational EBITDA FY 2019 vs. FY 2018

($ millions)
FY 2019 Actuals	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$836	$128	$56	$209	$3	$10	$1,242
Operational EBITDA *	$41	$(5)	$2	$(13)	$(12)	$(1)	$12

FY 2018 Actuals	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$896	$136	$65	$210	$4	$9	$1,320
Operational EBITDA *	$28	$4	$7	$(22)	$(12)	$(4)	$1

FY 2019 vs. FY 2018 Actuals B/(W)	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$(60)	$(8)	$(9)	$(1)	$(1)	$1	$(78)
Operational EBITDA *	$13	$(9)	$(5)	$9	$-	$3	$11

FY 2019 Actuals on constant currency ** vs. FY 2018 Actuals B/(W)	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$(39)	$(6)	$(8)	$2	$(1)	$1	$(51)
Operational EBITDA *	$10	$(9)	$(5)	$10	$-	$3	$9

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2019 foreign exchange impact using average foreign exchange rates for the twelve months ended December 31, 2018, rather than the actual exchange rates in effect for the twelve months ended December 31, 2019.

About Kodak

Kodak is a global technology company focused on print and advanced materials & chemicals. We provide industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. We are committed to environmental stewardship and ongoing leadership in developing sustainable solutions. Our broad portfolio of superior products, responsive support and world-class R&D make Kodak solutions a smart investment for customers looking to improve their profitability and drive growth. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2019 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; Kodak’s ability to effect strategic transactions, such as divestitures, acquisitions, strategic alliances and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; and the impact on Kodak of the global economic environment or medical epidemics such as the recent coronavirus outbreak.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this full year 2019 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the twelve months ended December 31, 2018, rather than the actual exchange rates in effect for the twelve months ended December 31, 2019.

The following table reconciles the most directly comparable GAAP measure of Net Earnings (Loss) to Operational EBITDA and Operational EBITDA on a constant currency basis for the twelve months ended December 31, 2019 and 2018, respectively:

(in millions)
	FY 2019	FY 2018	$ Change
Net Earnings (Loss)	$116	$(16)	$132
Depreciation and amortization	55	70	(15)
Restructuring costs and other (1)	16	17	(1)
Stock based compensation	7	6	1
Consulting and other costs (2)	7	14	(7)
Idle costs (3)	5	3	2
Former CEO separation agreement consideration	2	-	2

Other operating expense, net, excluding income from transition services agreement (4)	22	9	13
Interest expense (1)	16	9	7
Pension income excluding service cost component (1)	(104)	(131)	27
Other charges, net (1)	46	17	29
(Earnings) Loss from discontinued operations, net of income taxes (1)	(207)	7	(214)
Provision (Benefit) for income taxes (1)	31	(4)	35
Operational EBITDA	$12	$1	$11
Impact on foreign exchange (5)	(2)		(2)
Operational EBITDA on a constant currency basis	$10	$1	$9

Footnote Explanations:

  As reported in the Consolidated Statement of Operations.
  Consulting and other costs are professional services and internal costs associated with certain corporate strategic initiatives, including the divestiture of the Flexographic Packaging Business and debt refinancing.
  Consists of third-party costs such as security, maintenance and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
  $6 million of income from the transition services agreement related to the sale of the Flexographic Packaging Business was recognized in the year ended December 31, 2019. The income was reported in Other operating expense, net in the Consolidated Statement of Operations. Other operating expense, net is typically excluded from the segment measure. However, the income from the transition services agreement was included in the segment measure.
  The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the twelve months ended December 31, 2018, rather than the actual exchange rates in effect for the twelve months ended December 31, 2019.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions)
	Twelve Months Ended December 31,
	2019	2018
Revenues
Sales	$979	$1,039
Services	263	281
Total revenues	1,242	1,320
Cost of revenues
Sales	877	946
Services	183	194
Total cost of revenues	1,060	1,140
Gross profit	182	180
Selling, general and administrative expenses	211	224
Research and development costs	42	48
Restructuring costs and other	16	17
Other operating expense, net	15	9
Loss from continuing operations before interest expense, pension income excluding service cost component, other charges, net and income taxes	(102)	(118)
Interest expense	16	9
Pension income excluding service cost component	(104)	(131)
Other charges, net	46	17
Loss from continuing operations before income taxes	(60)	(13)
Provision (benefit) for income taxes	31	(4)
Loss from continuing operations	(91)	(9)
Earnings (loss) from discontinued operations, net of income taxes	207	(7)
Net Earnings (Loss)	$116	$(16)

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)

	As of December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$233	$233
Trade receivables, net of allowances of $8 and $9, respectively	208	232
Inventories, net	215	231
Restricted cash - current portion	12	8
Other current assets	36	39
Current assets held for sale	2	167
Total current assets	706	910
Property, plant and equipment, net of accumulated depreciation of $423 and $395, respectively	181	216
Goodwill	12	12
Intangible assets, net	47	58
Operating lease right-of-use assets	49	—
Restricted cash	45	11
Deferred income taxes	147	160
Other long-term assets	228	143
TOTAL ASSETS	$1,415	$1,510

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)
Accounts payable, trade	$153	$130
Short-term borrowings and current portion of long-term debt	2	396
Current portion of operating leases	12	—
Other current liabilities	201	209
Current liabilities held for sale	—	43
Total current liabilities	368	778
Long-term debt, net of current portion	109	5
Pension and other postretirement liabilities	378	379
Operating leases, net of current portion	48	—
Other long-term liabilities	231	178
Total liabilities	1,134	1,340

Commitments and Contingencies (Note 12)

Redeemable, convertible Series A preferred stock, no par value, $100 per share liquidation preference	182	173

Equity (Deficit)
Common stock, $0.01 par value	—	—
Additional paid in capital	604	617
Treasury stock, at cost	(9)	(9)
Accumulated deficit	(79)	(200)
Accumulated other comprehensive loss	(417)	(411)
Total shareholders' equity (deficit)	99	(3)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)	$1,415	$1,510

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 are an integral part of these consolidated financial statements.

Contacts

Media:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com